UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-A/A

(Amendment No. 1)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

PEREGRINE SEMICONDUCTOR CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	86-0652659
(State of Incorporation or Organization)	(I.R.S. Employer Identification Number)

9380 Carroll Park Drive San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock $0.001 par value per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-170711

Securities to be registered pursuant to Section 12(g) of the Act: None.

EXPLANATORY NOTE

This Form 8-A/A is being filed solely to update the par value per share of the Registrant’s Common Stock.

THE REGISTRATION STATEMENT ON FORM 8-A DATED AUGUST 1, 2012 IS HEREBY AMENDED AND RESTATED AS FOLLOWS:

Item 1.	Description of Registrant’s Securities to be Registered.

The class of capital stock to be registered is the Registrant’s Common Stock, $0.001 par value per share (“Common Stock”). The description of the Common Stock set forth under the heading “Description of Capital Stock” in the prospectus included in the Registrant’s Registration Statement on Form S-1 (File No. 333-170711) (“Registration Statement”) originally filed with the Securities and Exchange Commission on November 19, 2010, as amended by any amendments to the Registration Statement and by any prospectus subsequently filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus shall constitute a part of the Registration Statement is hereby incorporated by reference in response to this item.

Item 2.	Exhibits.

Under the Instructions relating to Form 8-A exhibits, no exhibits are required to be filed because no other securities of the registrant are being registered with The NASDAQ Stock Market LLC, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PEREGRINE SEMICONDUCTOR CORPORATION

Date: August 7, 2012	By:	/s/ Jay Biskupski
Jay Biskupski
Chief Financial Officer